                               EXHIBIT 11
                     COMPUTATION OF LOSS PER SHARE
               FOR THE SIX MONTHS ENDED DECEMBER 31, 1999 AND 1998


                                                                                     1999                  1998
                                                                                 -----------         -------------
Net income (loss)                                                                $ 6,362,280         $ (7,283,111)
                                                                                 -----------         -------------
                                                                                 -----------         -------------
Weighted average number of common shares outstanding                               7,385,858            6,940,098
                                                                                 -----------         -------------
                                                                                 -----------         -------------
Basic income (loss) per share                                                         $ 0.86              $ (1.05)
                                                                                 -----------         -------------
                                                                                 -----------         -------------

Weighted average number of common shares outstanding                               7,385,858            6,940,098

Common share equivalents applicable to:
   Warrants - Class A
   Warrants - Class B
   Warrants - Class C                                                                  9,067                9,067
   Warrants - Other                                                                  937,083            1,087,083
    Stock options                                                                    693,908            1,159,683

Less common stock acquired with net proceeds                                      (1,638,535)          (2,255,833)
                                                                                 -----------         -------------
Weighted average number of common shares and
common share equivalents used to compute diluted
loss per share                                                                     7,387,381            6,940,098
                                                                                 -----------         -------------
                                                                                 -----------         -------------
Diluted income (loss) per share                                                       $ 0.86              $ (1.05)
                                                                                 -----------         -------------
                                                                                 -----------         -------------


                               EXHIBIT 11
                     COMPUTATION OF LOSS PER SHARE
           FOR THE QUARTERS ENDED DECEMBER 31, 1999 AND 1998


                                                                                     1999                 1998
                                                                                -------------        -------------
Net loss                                                                        $ (2,795,275)        $ (2,676,482)
                                                                                -------------        -------------
                                                                                -------------        -------------
Weighted average number of common shares outstanding                               6,420,704            7,408,149
                                                                                -------------        -------------
                                                                                -------------        -------------
Basic loss per share                                                                 $ (0.44)             $ (0.36)
                                                                                -------------        -------------
                                                                                -------------        -------------
Weighted average number of common shares outstanding                               6,420,704            7,408,149

Common share equivalents applicable to:
   Warrants - Class A
   Warrants - Class B
   Warrants - Class C                                                                  9,067                9,067
   Warrants - Other                                                                  937,083            1,087,083
    Stock options                                                                    702,423            1,159,683
Less common stock acquired with net proceeds                                      (1,648,573)          (2,255,833)
                                                                                -------------        -------------
Weighted average number of common shares and
common share equivalents used to compute diluted
loss per share                                                                     6,420,704            7,408,149
                                                                                -------------        -------------
                                                                                -------------        -------------
Diluted loss per share                                                               $ (0.44)             $ (0.36)
                                                                                -------------        -------------
                                                                                -------------        -------------
